ADOLPH COORS COMPANY EQUITY INCENTIVE PLAN
                   Amended and restated effective May 12, 1994

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                            TABLE OF CONTENTS

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Section 1 - Introduction                                       1

  1.1  Establishment and Amendment                             1
  1.2  Purposes                                                1
  1.3  Effective Date                                          1

Section 2 - Definitions                                        1

  2.1  Definitions                                             1
  2.2  Gender and Number                                       3

Section 3 - Plan Administration                                3

Section 4 - Stock Subject to the Plan                          4

  4.1  Number of Shares                                        4
  4.2  Other Shares of Stock                                   4
  4.3  Adjustments for Stock Split, Stock Dividend, Etc        4
  4.4  Other Distributions and Changes in the Stock            4
  4.5  General Adjustment Rules                                5
  4.6  Determination by the Committee, Etc                     5

Section 5 - Reorganization or Liquidation                      5

Section 6 - Participation                                      6

  6.1  In General                                              6
  6.2  Restriction on Award Grants to Certain Individuals      6

Section 7 - Stock Options                                      7

  7.1  Grant of Stock Options                                  7
  7.2  Stock Option Certificates                               7
  7.3  Shareholder Privileges                                 10

Section 8 - Restricted Stock Awards                           10

  8.1  Grant of Restricted Stock Awards                       10
  8.2  Restrictions                                           10
  8.3  Privileges of a Stockholder, Transferability           11
  8.4  Enforcement of Restrictions                            11

Section 9 - Purchase of Stock                                 11

  9.1  General                                                11
  9.2  Other Terms                                            11

Section 10 - Other Common Stock Grants                        11

Section 11 - Company Right to Purchase Stock                  12

  11.1  Right of First Refusal                                12
  11.2  Marking of Certificates                               13

Section 12 - Change in Control                                13

  12.1  In General                                            13
  12.2  Limitation on Payments                                13
  12.3  Definition                                            13

Section 13 - Rights of Employees; Participants                14

  13.1  Employment                                            14
  13.2  Nontransferability                                    14

Section 14 - General Restrictions                             15

  14.1  Investment Representations                            15
  14.2  Compliance With Securities Laws                       15
  14.3  Changes in Accounting Rules                           15

Section 15 - Other Employee Benefits                          15

Section 16 - Plan Amendment, Modification and Termination     16

Section 17 - Withholding                                      16

  17.1  Withholding Requirement                               16
  17.2  Withholding With Stock                                16

Section 18 - Requirements of Law                              16

  18.1  Requirements of Law                                   16
  18.2  Federal Securities Law Requirements                   16
  18.3  Governing Law                                         17

Section 19 - Duration of the Plan                             17
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                    ADOLPH COORS COMPANY EQUITY INCENTIVE PLAN
                   Amended and restated, effective May 12, 1994

Section 1
Introduction

1.1 Establishment and Amendment. Adolph Coors Company, a Colorado corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the "Company" except where the context otherwise requires), established the Adolph Coors Company Equity Incentive Plan (the "Plan") for certain key employees of the Company. The Plan, which permits the grant of stock options and restricted stock awards to certain key employees of the Company, was originally effective January 1, 1990. Pursuant to the power granted in Section 16 (Section 14 prior to the Plan's amendment and restatement), the Company hereby amends and restates the Plan in its entirety, effective May 12, 1994.

1.2 Purposes. The purposes of the Plan are to provide the key management employees selected for participation in the Plan with added incentives to continue in the service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term corporate economic objectives, so that the income of the key management employees is more closely aligned with the income of the Company's shareholders. The Plan is also designed to attract key employees and to retain and motivate participating employees by providing an opportunity for investment in the Company.

1.3 Effective Date. The original effective date of the Plan (the "Effective Date") was January 1, 1990. The Plan, each amendment to the Plan, and each option or other award granted hereunder is conditioned on and shall be of no force or effect until approval of the Plan by the holders of the shares of voting stock of the Company unless the Company, on the advice of counsel, determines that shareholder approval is not necessary.


Section 2

Definitions

2.1 Definitions. The following terms shall have the meanings set forth below:

     (a) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Adolph Coors Company through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Internal Revenue Code.

     (b) "Award" means an Option or a Restricted Stock Award issued hereunder, an offer to purchase Stock made hereunder, or a grant of Stock made hereunder.

     (c)  "Board" means the Board of Directors of the Company.

     (d) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

     (e) "Effective Date" means the original effective date of the Plan, January 1, 1990.

     (f) "Eligible Employees" means those key management employees (including without limitation, officers and directors who are also employees) of the Company or any division thereof, upon whose judgement, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of their business.

     (g) "Fair Market Value" means the average of the highest and lowest prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation System("NASDAQ") on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If the price of the Stock is not reported on NASDAQ, the Fair Market Value of the Stock on the particular date shall be as determined by the Committee using a reference comparable to the NASDAQ system. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in section 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

     (h) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     (i) "Option" means a right to purchase Stock at a stated price for a specified period of time. All Options granted under the Plan shall be "non-qualified stock options" whose grant is not intended to fall under the provisions of Section 422A of the Internal Revenue Code.

     (j) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

     (k) "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

     (l) "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Section 8 that is subject to certain restrictions imposed in accordance with the provisions of such Section.

     (m)  "Stock" means the no par value Class B (non-voting)
Common Stock of the Company.

     (n)  "Voting Stock" means the $1.00 par value Class A Common
Stock of the Company.

2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


Section 3

Plan Administration

The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Options, Restricted Stock Awards and other Awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder and the time at which such Options and Restricted Stock Awards are to be granted, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions establish the terms and conditions on which an offer to purchase Stock will be made, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


Section 4

Stock Subject to the Plan

4.1 Number of Shares. Two Million (2,000,000) shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, such shareholder approval is required. Shares of Stock that may be issued upon exercise of Options, that are issued as Restricted Stock Awards, that are purchased under the Plan, and that are used as incentive compensa-tion under the Plan shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexer-cised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, any shares of Stock withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option and any shares of Stock that for any other reason are not issued to an Eligible Employee or are forfeited shall automatically become available for use under the Plan. However, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited and any shares of Stock that are withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall be available for use under the Plan.

4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Awards may be granted under the Plan; and (ii) the shares of the Stock then included in each outstanding Award granted hereunder.

4.4  Other Distributions and Changes in the Stock.  If

     (a) the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company
(excluding cash or distributions referred to in Section 4.3),

     (b) the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

     (c) there shall be any other change (except as described in Section 4.3), in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock upon the Participant's becoming a holder of record of the Stock.

4.5 General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitu-tion or adjustment, the total Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to Restricted Stock Awards to reflect any such substitution or adjustment.

4.6  Determination by the Committee, Etc.  Adjustments under this
Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.


Section 5

Reorganization or Liquidation

If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code), including a divisive reorganization under Section 355 of the Code, or liquidation of the Company, and if the provisions of Section 12 do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Options and other Awards, either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Options and other Awards by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation that will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Options and other Awards as a result of such substitution, and the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the Option Price thereof is not more than the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the Option Price thereof, or (ii) upon written notice to the Participants, provide that all unexer-cised Options must be exercised within a specified number of days of the date of such notice or they will be terminated. In the latter event, the Committee shall accelerate the exercise dates of outstanding Options and accelerate the restriction period and modify the performance requirements for any outstanding Awards so that all Options and other Awards become fully vested prior to any such event.


Section 6

Participation

6.1 In General. Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and that is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

6.2 Restriction on Award Grants to Certain Individuals. Notwith-standing the foregoing provisions of Section 6.1, no Awards shall be granted to any lineal descendant of Adolph Coors, Jr. without the prior written approval of counsel to the Company as to the effect of any such grant on the possible status of the Company as a "personal holding company" within the meaning of Section 542 of the Internal Revenue Code.


Section 7

Stock Options

7.1 Grant of Stock Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Stock for which any other Option may be exercised, except as provided in subsection 7.2(j).

7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate. A stock option certificate shall be issued by the Company in the name of the Participant to whom the Option is granted (the "Option Holder") and shall incorporate and conform to the conditions set forth in this Section 7.2, as well as such other terms and conditions, not inconsistent herewith, as the Committee may consider appropriate in each case.

     (a) Number of Shares. Each stock option agreement shall state that it covers a specified number of shares of the Stock, as determined by the Committee.

     (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the stock option certificate.

     (c) Duration of Options; Restrictions on Exercise. Each stock option agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"), and shall also set forth any installment or other restrictions on Option exercise during such period, if any, as may be determined by the Committee.

     (d) Termination of Employment, Death, Disability, Etc. Each stock option agreement shall provide as follows with respect to the excise of the Option upon termination of the employment or the death of the Option Holder:

          (i) If the employment of the Option Holder is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures, provided that the effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and that nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

          (ii) If the Option Holder retires from employment by the Company or its affiliates during the Option Period pursuant to the Company's retirement policy, or if the Option Holder becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan), the Option may be exercised by the Option Holder, or in the case of death by the persons specified in subsection
(iii) of this subsection 7.2(d), within thirty-six months following his or her retirement or disability (provided that such excise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment.

          (iii) If the Option Holder dies during the Option Period while still employed or within the three-month period referred to in (iv) below, or within the thirty-six-month period referred to in
(ii) above, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within fifteen months following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

          (iv) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by a Affiliated Corporation) within the Option Period for any reason other than cause, retirement pursuant to the Company's retirement policy, disability or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment.

     (e) Transferability. Each stock option agreement shall provided that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution, and that such Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative.

     (f) Agreement to Continue in Employment. Each stock option agreement shall contain the Option Holder's agreement to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least one year after the date of such stock option agreement, at the salary rate in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company.

     (g)  Exercise, Payments, Etc.

          (i) Each stock option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of shares with respect to which such Option is exercised and payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) which is being exercised and the number of shares with respect to which the Option is being exercised. The exercise of the Stock Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. If requested by the Company, such notice shall contain the Option Holder's representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any Stock so purchased in any manner that is in violation of the Securities Act of 1933, as amended, or any
applicable state law.   Such restrictions, or notice thereof, shall
be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder. If certificates representing Stock are used to pay all or part of the exercise price, separate certificates for the same number of shares of Stock shall be issued by the Company and delivered to the Option Holder representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to the Option Holder represent-ing the additional shares, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option.

          (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods:

            (A)  in cash;

            (B) by certified or cashier's check payable to the order of the Company;

            (C) by delivery to the Company of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

            (D) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

     (h) Date of Grant. An option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

     (i) Notice of Sale of Stock; Withholding. Each stock option agreement shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Internal Revenue Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Section 17.

     (j) Issuance of Additional Option. If an Option Holder pays all or any portion of the exercise price of an Option with Stock, or pays all or any portion of the applicable withholding taxes with respect to the exercise of an Option with Stock which has been held by the Option Holder for more than six months, the Committee shall grant to such Option Holder a new Option covering the number of shares of Stock used to pay such exercise price and/or withholding tax. The new Option shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the date of the exercise of the Option and shall have the same terms and provisions as the Option, except as otherwise determined by the Committee in its sole discretion. Effective for Options granted on and after January 1, 1994, this section 7.2(j) shall be null and void.

7.3 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Section 4.


Section 8

Restricted Stock Awards

8.1  Grant of Restricted Stock Awards.   Coincident with or
following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of shares of Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee.

8.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by the Company or an Affiliated Corporation for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Stock shares constituting a Restricted Stock Award. In the event of the death or disability (as defined in subsection 7.2(d)) of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all employment period and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment completed at the time of termination of employment from the grant of each Award to the total number of months of employment required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. In the event of a Partici-pant's termination of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

8.3 Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Section 8 upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Sections 9 and 11.2.

8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discre-tion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

          (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

          (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.


Section 9

Purchase of Stock

9.1 General. From time to time the Company may make an offer to certain Participants, designated by the Committee in its sole discretion, to purchase Stock from the Company. The number of shares of Stock offered by the Company to each selected Participant shall be determined by the Committee in its sole discretion. The purchase price for the Stock shall be as determined by the Committee in its sole discretion and may be less than the Fair Market Value of the Stock. The Participants who accept the Company's offer shall purchase the Stock at the time designated by the Committee. The purchase shall be on such additional terms and conditions as may be determined by the Committee in its sole discretion.

9.2 Other Terms. The Committee may, in its sole discretion, grant Options, Restricted Stock, or any combination thereof, on terms and conditions determined by the Committee, in its sole discretion, to the Participants who purchase Stock pursuant to Section 9.1.


Section 10

Other Common Stock Grants

From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grants, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.


Section 11

Company Right To Purchase Stock

11.1 Right of First Refusal. (a) In the event of the death of a Participant, or if a Participant at any time proposes to transfer any of the Stock acquired pursuant to the Plan to a third party, the Participant (or his personal representative or estate, as the case may be) shall make a written offer (the "Offer") to sell all of the Stock acquired pursuant to the Plan then owned by the Participant (or thereafter acquired by the Participant's estate or personal representative pursuant to any Award hereunder) to the Company at the "purchase price" as hereinafter defined. In the case of a proposed sale of any of the Stock to a third party, the Offer shall state the name of the proposed transferee and the terms and conditions of the proposed transfer. In the case of a proposed sale through or to a registered broker/dealer, the Offer shall state the name and address of the broker. The Company shall have the right to elect to purchase all (but not less than all) of the shares of Stock. The Company shall have the right to elect to purchase the shares of Stock for a period of ten (10) days after the receipt by the Company of the Offer. The provisions of this
Section 11 shall apply to proposed sales through or to a registered broker/dealer at the prevailing market price, even if the prevail-ing market price should fluctuate between the date the Company receives the Offer and the date the Company elects to purchase the shares of Stock. In all cases, the purchase price for the Stock shall be determined pursuant to subsection 11.1(d).

     (b) The Company shall exercise its right to purchase the Stock by given written notice of its exercise to the Participant (or his personal representative or estate, as the case may be). If the Company elects to purchase the Stock, payment for the shares of Stock shall be made in full by Company check. Any such payments shall be made within ten (10) days after the election to purchase has been exercised.

     (c) If the Stock is not purchased pursuant to the foregoing provisions, the shares of Stock may be transferred by the Partici-pant to the proposed transferee named in the Offer to the Company, in the case of a proposed sale to a third party. However, if such transfer is not made within 120 days following the termination of the Company's right to purchase, a new offer must be made to the Company before the Participant can transfer any portion of his shares and the provisions of this Section 11 shall again apply to such transfer. If the Company's right of first refusal under this
Section 11 is created by an event other than a proposed transfer to a third party, the shares of Stock shall remain subject to the provisions of this Section 11 in the hands of the registered owner of the Stock.

     (d) The purchase price for each share of Stock purchased by the Company pursuant to this Section 11 shall be equal to the Fair Market Value of the Stock on the date the Company receives the Offer under subsection 11.1(a).

11.2 Marking of Certificates. Each certificate representing shares of Stock acquired pursuant to this Plan shall bear the following legend:

     The shares of stock represented by this Certificate are subject to all the terms of the Adolph Coors Company Equity Incentive Plan, as the Plan may be amended from time to time (the "Plan") and to the terms of a [Non-Qualified Stock Option Agree-ment] [Restricted Stock Agreement] [Stock Purchase Agreement] between the Company and the Participant (the "Agreement"). Copies of the Plan and the Agreement are on file at the office of the Company. The Plan and the Agreement, among other things, limit the right of the Owner to transfer the shares represented hereby and provides that in certain circumstances the shares may be purchased by the Company.


Section 12

Change in Control

12.1 In General. In the event of a change in control of the Company as defined in Section 12.3, then (a) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees of the Company or an Affiliated Corporation; and (b) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse.

12.2 Limitation on Payments. If the provisions of this Section 12 would result in the receipt by any Participant of a payment within the meaning of Section 280G of the Internal Revenue Code and the regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 of the Internal Revenue Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

12.3 Definition. For purposes of the Plan, a "change in control" shall mean any of the following:

            (i) The acquisition of or the ownership of fifty percent or more of the total Voting Stock of the Company then issued and outstanding, by any person, or group of affiliated persons, or entities not affiliated with the Company as of the Effective Date of this Plan, without the consent of the Board of Directors, or

            (ii) The election of individuals constituting a majority of the Board of Directors who were not either (A) members of the Board of Directors prior to the election or (B) recommended to the shareholders by management of the Company, or

            (iii)  A legally binding and final vote of the
shareholders of the Company in favor of selling all or substantial-ly all of the assets of the Company.


Section 13

Rights of Employees; Participants

13.1 Employment. Nothing contained in the Plan or in any Option or Restricted Stock Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliat-ed Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option or Restricted Stock Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

13.2 Nontransferability. No right or interest of any Participant in an Option or a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options and Restricted Stock Awards shall, to the extent provided in Sections 7,8 and 9, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.


Section 14

General Restrictions

14.1 Investment Representations. The Company may require any person to whom an Option, Restricted Stock Award, Stock is granted, or to whom Stock is sold, as a condition of exercising such Option or receiving such Restricted Stock Award or Stock, or purchasing such Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option, Restricted Stock Award, Stock grant, or purchase of Stock, for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

14.2 Compliance with Securities Laws. Each Option and Restricted Stock Award, and Stock grant or purchase shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification or the shares subject to such Option, Restricted Stock Award, Stock grant or purchase upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Restricted Stock Award, or Stock grant or purchase may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been affected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

14.3 Changes in Accounting Rules. Notwithstanding any other provisions of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options or Restricted Stock Awards shall occur that, in the sole judgement of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options and outstanding Restricted Stock Awards as to which the applicable employment or other restrictions have not been satisfied.


Section 15

Other Employee Benefits

The amount of any compensation deemed to be received by a Partici-pant as a result of the exercise of an Option, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, or the purchase or grant of Stock, shall not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.


Section 16

Plan Amendment, Modification and Termination

The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Restricted Stock Awards or Stock theretofore granted or purchased under the Plan, without the consent of the Participant holding such Options Restricted Stock Awards, or Stock.


Section 17

Withholding

17.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of any Option, the vesting of any Restricted Stock Award, or the grant or purchase of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withhold-ing requirements.

17.2 Withholding With Stock. The withholding obligation with respect to the grant of Restricted Stock shall be satisfied by the Company's withholding from the shares otherwise issuable to the Participant shares of Stock having a value equal to the amount required to be withheld. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined.


Section 18

Requirements of Law

18.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

18.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award.

18.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.


Section 19

Duration of the Plan

The Plan shall terminate at such time as may be determined by the Board of Directors, and no Option or Restricted Stock Award, or Stock shall be granted or purchased after such termination. Options and Restricted Stock Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

Dated:  June 22, 1994

                               ADOLPH COORS COMPANY
ATTEST:

  /s/ Patricia J. Smith        /s/ M. Caroline Turner
  ---------------------        ----------------------